Exhibit 99.1

Carisma Therapeutics Closes Merger with Sesen Bio

Shares of Carisma to commence trading on Nasdaq under new ticker symbol “CARM” on March 8, 2023

Resulting cash position of approximately $140 million provides runway through 2024; expected to enable multiple clinical readouts across Carisma programs

PHILADELPHIA – March 7, 2023 – Carisma Therapeutics Inc., a clinical stage biopharmaceutical company focused on discovering and developing innovative immunotherapies, and Sesen Bio, Inc. (“Sesen Bio”), announced today the closing of their previously announced merger. The combined company will operate under the name Carisma Therapeutics Inc. and shares of its common stock will commence trading under the ticker symbol "CARM” on March 8, 2023 on the Nasdaq Capital Market.

"This merger represents a very exciting opportunity for stockholders of each company, and we believe it gets us one step closer to our goal of revolutionizing the field of immunotherapy," said Steven Kelly, President and Chief Executive Officer of Carisma. "It will provide us with the financial strength to not only continue to develop our lead candidate CT-0508 but also accelerate the growth of our platform and pipeline within and outside of oncology and continue to develop additional strong strategic partnerships."

Dr. Thomas Cannell, President and Chief Executive Officer of Sesen Bio, said, “I want to thank the entire Sesen Bio team for their steadfast commitment to our mission to save and improve lives. Patients, caregivers and investigators around the world have been important advocates of Sesen Bio and I want to thank them for their support. I am confident in the potential of Carisma’s promising technology and through the combined company, we can continue to advance our shared mission of saving and improving the lives of patients with cancer. I know the future of Carisma is bright and I am optimistic for their continued success.”

Concurrent with the closing of the merger, Carisma completed a $30 million financing from a syndicate of investors, including HealthCap, AbbVie, Wellington Partners, SymBiosis, Penn Medicine, TPG Biotech, MRL Ventures Fund, the therapeutics-focused corporate venture arm of Merck & Co., Agent Capital, Solasta, Livzon, Pictet Alternative Advisors and 4Bio. The projected cash and cash equivalents as of the close of the business combination are expected to be approximately $140 million, providing anticipated operating runway at least through the end of 2024.

In connection with the closing of the merger, a one-time special cash dividend of $75 million, or approximately $0.36 per share, will be paid no later than March 10, 2023 to Sesen Bio stockholders of record at the close of business on March 7, 2023. Under the terms of the merger, Sesen Bio stockholders also received one Contingent Value Right, which entitles the holder to receive a cash payment related to any potential proceeds from the sale of Sesen Bio’s legacy assets, including Vicineum, and the potential $30 million milestone payment under the Roche Asset Purchase Agreement.

The combined company will be headquartered in Philadelphia, Pennsylvania, and will be led by Steven Kelly, President and Chief Executive Officer of Carisma. The board of directors of the combined company will be composed of seven members, including Sanford Zweifach (Chair), Regina Hodits, Briggs Morrison, Björn Odlander, Chidozie Ugwumba, Steven Kelly (Carisma President & Chief Executive Officer) and Michael Torok.

“The successful completion of this merger marks an important milestone in Carisma’s journey and significantly strengthens its cash resources to advance the company’s differentiated pipeline and platform,” said Chairman of the Board Sanford Zweifach. “The dedication of the Carisma team, as well as the support and guidance of our advisors and stockholders, have been instrumental in bringing us to this moment. The Board and I look forward to the opportunities that lie ahead."

SVB Securities acted as the exclusive financial advisor to Sesen Bio for the transaction, and Hogan Lovells US LLP served as Sesen Bio’s legal counsel. Evercore served as lead financial advisor to Carisma for the transaction, and BofA Securities, Inc. also served as financial advisor to Carisma for the transaction. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to Carisma. BofA Securities, Inc. and Evercore served as co-placement agents for Carisma's concurrent financing and Shearman & Sterling LLP is serving as the placement agents' legal counsel.

About Carisma Therapeutics

Carisma Therapeutics Inc. is a biopharmaceutical company dedicated to developing a differentiated and proprietary cell therapy platform focused on engineered macrophages, cells that play a crucial role in both the innate and adaptive immune response. The first applications of the platform, developed in collaboration with the University of Pennsylvania*, are autologous chimeric antigen receptor (CAR)-macrophages for the treatment of solid tumors. Carisma is headquartered in Philadelphia, PA. For more information, please visit www.carismatx.com *Carisma has licensed certain Penn-owned intellectual property from the University of Pennsylvania, and Penn’s Perelman School of Medicine receives sponsored research and clinical trial funding from Carisma. Penn and certain of its faculty members are current equity holders in Carisma and have received and may be entitled to receive future financial consideration from Carisma from the development and commercialization of products based on licensed Penn intellectual property.

Cautionary Note on Forward-Looking Statements

Any statements in this press release about Carisma’s future expectations, plans and prospects, strategy or future operations, and other statements containing the words “anticipate,” “believe,” “contemplate,” “expect,” “intend,” “may,” “plan,” “predict,” “target,” “potential,” “possible,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. For example, statements concerning Carisma’s business, strategy, future operations, cash runway, the advancement of Carisma’s product candidates and product pipeline, and clinical development of Carisma’s product candidates, including expectations regarding timing of initiation and results of clinical trials are forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including without limitation: (i) risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results; (ii) the effect of the completion of the merger on Carisma’s business relationships, operating results and business generally; (iii) the outcome of any legal proceedings instituted against Sesen Bio, Carisma or any of their respective directors or officers related to the merger agreement or the transactions contemplated thereby; (iv) the ability of Carisma to protect its intellectual property rights; (v) competitive responses to the merger and changes in expected or existing competition; (vi) the success and timing of regulatory submissions and pre-clinical and clinical trials; (vii) regulatory requirements or developments; (viii) changes to clinical trial designs and regulatory pathways; (ix) changes in capital resource requirements; (x) risks related to the inability of Carisma to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (xi) legislative, regulatory, political and economic developments; and (xii) other factors discussed in the Company’s reports filed with the Securities Exchange Commission. In addition, the forward-looking statements included in this press release represent Carisma’s views as of the date hereof. Carisma anticipates that subsequent events and developments will cause its views to change. However, while Carisma may elect to update these forward-looking statements at some point in the future, Carisma specifically disclaims any obligation to do so, except as required under applicable law. These forward-looking statements should not be relied upon as representing Carisma’s views as of any date subsequent to the date hereof.

Media Contact:

Julia Stern

(763) 350-5223

jstern@realchemistry.com

Investor Contact:

investors@carismatx.com